                                                                    EXHIBIT 4.11


"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RIGHTS AND RESTRICTIONS CONTAINED IN A SERIES A PREFERRED STOCK PURCHASE AGREEMENT, A STOCKHOLDERS AGREEMENT AND A REGISTRATION RIGHTS AGREEMENT, EACH DATED AS OF MAY 31, 1995, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION."

                                FORM OF WARRANT

                     --------------------------------------

                                      and

                     --------------------------------------

                   WARRANT TO PURCHASE ______________ SHARES
                          OF SERIES A PREFERRED STOCK
                            OF MHI ACQUISITION, INC.

         THIS CERTIFIES THAT, for value received, Investor is entitled to purchase __________ shares of the fully paid and nonassessable Series A Preferred Stock (as adjusted pursuant to Section 3 hereof, the "Shares") of MHI Acquisition, Inc., a Delaware corporation with its principal executive office at 2501 Cedar Springs Road, Suite 600, LB15, Dallas, Texas 75201 (the "Company"), at the price of $1.00 per Share (such price and such other price as shall result, from time to time, from the adjustments specified in Section 3 hereof is herein referred to as the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, (a) the term "Series Preferred" shall mean ___________ shares of the Series A Preferred Stock owned by the Seller, or any stock, other securities, money and property receivable into or for which such Series A Preferred Stock may hereafter be converted or exchanged as the case may be, as provided for in the Company's Restated Certificate of Incorporation, a copy of which is annexed hereto as Exhibit B, or as provided in Sections 3(a), 3(b) or 3(c) hereof, and
(b) the term "Date of Grant" shall mean the Date of Grant listed on the signature page hereof.

         1. Term. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from the Date of Grant through the earlier of (i) 5:00 p.m., New York City time, on November 30, 2000 and (ii) upon the closing of an Initial Public Offering of the Company's Common Stock effected pursuant to a Registration Statement on Form S-1 (or its successor) filed under the Securities Act of 1933, as amended (the "Act") covering the offer and sale of Class A Common Stock for the account of the Company to the public at a price per share (prior to underwriting commissions and offering expenses) of not less than $3.00 per share (appropriately adjusted for any recapitalizations, stock combinations, stock splits, stock dividends and the like) and an aggregate offering price to the public of not less than $10,000,000 (a "Qualified IPO").

         2. Method of Exercise; Payment; Issuance of New Warrant. Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, at the election of the holder hereof, by (a) the surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A duly completed and executed) at the address of Seller set forth below or to such other address as may be designated by Seller to Investor pursuant to
Section 10 hereof and by the payment to Seller by certified or bank check, or by wire transfer to an account designated by Seller (a "Wire Transfer") of an amount equal to the then applicable Warrant Price multiplied by the number of Shares then being purchased, or (b) exercise of the right provided for in
Section 8 hereof. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof as soon as possible and in any event within fifteen (15) days after such exercise and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such fifteen-day period.

         3. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time in accordance with the Company's Restated Articles of Incorporation as provided for therein. In addition, the number and kinds of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events as follows:

                 (a) Reclassification or Merger. In case of any reclassification or change of securities of the class transferable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination as provided for in the Company's Restated Articles of Incorporation), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities transferable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, Seller, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance satisfactory to the holder of this Warrant), so that the holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon exercise of the unexercised portion of this Warrant, and in lieu of the shares of Series Preferred theretofore transferable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property received or receivable upon such reclassification, change or merger by a holder of the number of shares of Series Preferred then purchasable under this Warrant. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3.

                 (b) Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide (by stock split, stock dividend or otherwise) or combine (by reclassification, reverse stock split or otherwise) its outstanding shares of Series Preferred, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective.

                 (c) Stock Dividends and Other Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to the Series Preferred payable in Series Preferred, or (ii) make any other distribution with respect to the Series Preferred (except any distribution specifically provided for in Sections 3(a) and 3(b)), then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Series Preferred outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Series Preferred outstanding immediately after such dividend or distribution.

                 (d) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price as provided for in Section 3(a), 3(b) or 3(c) hereof, the number of shares of Series Preferred purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

         4. Notice of Adjustments. Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Section 3
(a), 3(b) or 3(c) hereof, the Seller shall promptly notify the holders hereof in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such notification to be given pursuant to Section 10 hereof, by first class mail, postage prepaid to the holder of this Warrant. In addition, whenever the conversion price or conversion ratio of the Series Preferred shall be adjusted, Seller shall promptly notify the holder in reasonable detail, of the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the conversion price or ratio of the Series Preferred after giving effect to such adjustment, and shall cause copies of such notification to be given pursuant to Section 10 hereof, by first class mail, postage prepaid to the holder of this Warrant.

         5. Fractional Shares. No fractional shares of Series Preferred will be transferred in connection with any exercise hereunder, but in lieu of such fractional shares, Seller shall make a cash payment therefor based on the fair market value of the Series Preferred on the date of exercise as reasonably determined in good faith by it.

         6. Compliance with Act; Disposition of Warrant or Shares of Series Preferred.

                 (a) Compliance with Act. The holder of this Warrant, by acceptance hereof, agrees that this Warrant, and the shares of Series Preferred to be transferred to it upon exercise hereof and any Common Stock issued upon conversion thereof, are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant, or any shares of Series Preferred to be transferred upon exercise hereof or any Common Stock issued upon conversion thereof, except under circumstances which will not result in a violation of the Act or any applicable state securities laws. Upon exercise of this Warrant, unless the Shares being acquired are registered under the Act and any applicable state securities laws or an exemption from such registration is available, the holder hereof shall confirm in writing to Seller and to the Company that the shares of Series Preferred so purchased (and any shares of Common Stock issued upon conversion thereof) are being acquired for investment and not with a view toward distribution or resale in violation of the Act and shall confirm such other matters related thereto as may be reasonably requested by the Seller or the Company. This Warrant and all shares of Series Preferred transferred upon exercise of this Warrant and all shares of Common Stock issued upon conversion thereof (unless registered under the Act and any applicable state securities laws or saleable without restriction as to volume under Rule 144 promulgated under the Act) shall be stamped or imprinted with a legend in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RIGHTS AND RESTRICTIONS CONTAINED IN A SERIES A PREFERRED STOCK PURCHASE AGREEMENT, A STOCKHOLDERS AGREEMENT AND A REGISTRATION RIGHTS AGREEMENT, EACH DATED AS OF MAY 31, 1995, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION."

         Said legend (or portions thereof, as applicable) shall be removed by the Company, upon the request of a holder, at such time as the restrictions on the transfer of the applicable security shall have terminated. In addition, in connection with the issuance of this Warrant, the holder hereof specifically represents to the Seller by acceptance of this Warrant as follows:

         (1) Holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. Holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof in violation of the Act.

         (2) Holder understands that neither this Warrant nor the shares to be received hereunder have been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the holder's investment intent as expressed herein.

         (3) Holder further understands that this Warrant and the Shares to be received hereunder must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. Each holder is aware of the provisions of Rule 144, promulgated under the Act.

                 (b) Disposition of Warrant or Shares. With respect to any offer, sale or other disposition of this Warrant or any shares of Series Preferred acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or shares, each holder hereof agrees to give written notice to the Seller and the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, or other evidence, if reasonably requested by the Seller or the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) of this Warrant or such shares of Series Preferred and indicating whether or not under the Act certificates for this Warrant or such shares of Series Preferred to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Unless the Seller and the Company, within fifteen (15) days after receipt of the written notice, shall each notify a holder that a determination has been made pursuant to this
Section 6(b) that the opinion of counsel for the holder or other evidence is not reasonably satisfactory to the Seller or the Company, such holder may sell or otherwise dispose of this Warrant or such shares of Series Preferred, all in accordance with the terms of the notice delivered to the Seller and the Company. Notwithstanding the foregoing, this Warrant or such shares of Series Preferred may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 or 144A under the Act, provided that the Seller and the Company shall have been furnished with such information as the Seller and the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 or 144A have been satisfied. Each certificate representing this Warrant or the shares of Series Preferred thus transferred (except a transfer pursuant to Rule 144 or 144A) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

                 (c) Applicability of Restrictions. Neither any restrictions of any legend described in this Warrant nor the requirements of
Section 6(b) above shall apply to any transfer of, or grant of a security interest in, this Warrant (or the Series Preferred) or any part hereof (i) to a partner of the holder if the holder is a partnership, (ii) to a partnership of which the holder is a partner, or (iii) to any affiliate of the holder, or (iv) to any Additional Permitted Assignee, as such term is defined in that certain agreement, dated as of April 30, 1996 among the holder, the holders of certain other Warrants issued by the Seller, and the Company; provided, however, in any such transfer, if applicable, the transferee shall on the Seller's request agree in writing to be bound by the terms of this Warrant as if an original signatory hereto.

                 (d) The rights of the holder of this Warrant in respect of any disposition of Warrants or Shares as set forth in paragraphs a) and b) above, shall be subject to the MHI Acquisition, Inc. Stockholders' Agreement and to the Series A Preferred Stock Purchase Agreement, both dated May 31, 1995 and in particular, to the respective provisions relating to the transfer of securities of the Company set forth therein. In the event of any conflict between such Stockholders' Agreement or such Series A Preferred Stock Purchase Agreement and the provisions of paragraphs a) and b) above, the Stockholders' Agreement or the Series A Stock Purchase Agreement as the case may be, shall prevail.

         7. Rights as Shareholders; Information. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Series Preferred or any other securities of the Company which may at any time be transferable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have been transferred, as provided herein.

         8.      Right to Convert Warrant into Stock:  Net Issuance.

                          (a)     Right to Convert.  In addition to and without
limiting the rights of the holder under the terms of this Warrant, the holder shall have the right to convert this Warrant or any portion hereof (the "Conversion Right") into shares of Series Preferred as provided in this Section 8 at any time or from time to time during the term of this Warrant. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the Sellers shall deliver to the holder (without payment by the holder of any exercise price or any cash or other consideration) (X) that number of shares of fully paid and nonassessable Series Preferred equal to the quotient obtained by dividing the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined in subsection (b) hereof), which value shall be determined by subtracting (A) the aggregate Warrant Price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right from (B) the aggregate fair market value of the Converted Warrant Shares transferable upon exercise of this Warrant (or the specified portion hereof) on the Conversion Date (as herein defined) by (Y) the fair market value of one share of Series Preferred on the Conversion Date (as herein defined).

         Expressed as a formula, such conversion (assuming the Series Preferred has been automatically converted into Common Stock) shall be computed as follows:

         X =  B - A
             --------
                Y

         Where:   X  =    the number of shares of Series Preferred that may
                          be transferred to holder

                  Y  =    the fair market value of one share of
                          Series Preferred

                  A  =    the aggregate Warrant Price (i.e., Converted
                          Warrant Shares x Warrant Price)

                  B  =    the aggregate fair market value (i.e., fair market
                          value x Converted Warrant Shares)

         No fractional shares shall be transferable upon exercise of the Conversion Right, and, if the number of shares to be transferred determined in accordance with the foregoing formula is other than a whole number, the Seller shall pay to the holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as hereinafter defined).
For purposes of Section 8 of this Warrant, shares transferred pursuant to the Conversion Right shall be treated as if they were transferred upon the exercise of this Warrant.

                 (b) Method of Exercise. The Conversion Right may be exercised by the holder by the surrender of this Warrant at the principal office of Seller together with a written statement specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in Section 8(a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by Seller of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"), and, at the election of the holder hereof, may be made contingent upon the closing of the sale of the Company's Common Stock to the public in a public offering pursuant to a Registration Statement under the Act (a "Public Offering") the merger of the Company with another corporation or the sale of all or substantially all of the assets of the Company, as the case may be. Certificates for the shares transferred upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder within thirty (30) days following the Conversion Date.

                 (c) Determination of Fair Market Value. For purposes of this Section 8, "fair market value" of a share of Series Preferred as of a particular conversion date (the "Determination Date") shall mean:

                          (i)  If the Conversion Right is exercised in
connection with and contingent up- on a Public Offering, and if the Company's Registration Statement relating to such Public Offering

("Registration Statement") has been declared effective by the SEC, then the initial "Price to Public" specified in the final prospectus with respect to such offering.

                          (ii)    If the Conversion Right is not exercised in
connection with a Public Offering, then as follows:

                 (A) If traded on a securities exchange, the fair market value of the Series Preferred shall be deemed to be the average of the closing prices of the Series Preferred on such exchange over the fifteen (15) day period ending five (5) business days prior to the Determination Date, and the fair market value of the Series Preferred shall be deemed to be such fair market value of the Series Preferred multiplied by the number of shares of Series Preferred into which each share of Series Preferred is then convertible;

                 (B) If traded over-the-counter, the fair market value of the Series Preferred shall be deemed to be the average of the closing bid prices of the Series Preferred over the fifteen (15) day period ending five (5) business days prior to the Determination Date; and

                 (C) If there is no public market for the Series Preferred, then fair market value shall be determined by mutual agreement of the holder of this Warrant and the Seller, provided however, that failing any such agreement Purchaser shall remain entitled to exercise this Warrant by payment of the exercise price in the manner provided in Section 2 above and Purchaser shall be entitled to cause such exercise to be deemed to have occurred as of the Determination Date.

         9. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

         10. Notices. Any notice, request, communication or other document required or permitted to be given or delivered to the holder hereof or the Seller shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address or to the Seller at the respective addresses indicated therefor on the signature page of this Warrant.

         11. Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

         12. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

         13. Remedies. In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the holder hereof (in the case of a breach by the Seller), or the Seller (in the case of a breach by the holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

         14. Severability. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

         15. Entire Agreement; Modification. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

                                              ---------------------------------



                                              By
                                                 ------------------------------

                                               Title
                                                    ---------------------------

                                               Address:
                                                       ------------------------


                                                       ------------------------



Grant in favor of:
                    -------------------

Date of Grant:  April 30 , 1996

Number of Series Preferred subject to Warrant:
                                               ---------

                                    WARRANT

                                   EXHIBIT A

                               NOTICE OF EXERCISE


To:      Seller

         1.      The undersigned hereby:

                 [ ] elects to purchase ____ shares of Series A Preferred Stock of MHI Acquisition, Inc., pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, or

                 [ ] elects to exercise its net issuance rights pursuant to Section 8 of the attached Warrant with respect to ___ shares of Series A Preferred Stock.

         2. Please deliver or arrange for transfer of the shares and the delivery of a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:


                                 ------------------------------------------
                                                  (Name)


                                 ------------------------------------------


                                 ------------------------------------------
                                                  (Address)


         3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws. The undersigned re-affirms the continued accuracy of the undersigned's representation and warranties set forth in Sections 3(b) and 3(c) of the Note Purchase and Sale Agreement dated as of April 30, 1996 and of Section 6 of the Warrant which is being exercised hereby.




                                        --------------------------------------
                                                       (Signature)


- ----------------------------------
               (Date)

                                    WARRANT

                                  EXHIBIT A-1


                               NOTICE OF EXERCISE


To:      Seller


         1. Contingent upon and effective immediately prior to the closing (the "Closing") of the Company's public offering contemplated by the Registration Statement on Form S______, filed ______________________________,
19____, the undersigned hereby:

                 [ ] elects to purchase ____ shares of Series A Preferred Stock of the Company (or such lesser number of shares as may be sold on behalf of the undersigned at the Closing) pursuant to the terms of the attached Warrant, or

                 [ ] elects to exercise its net issuance rights pursuant to Section 8 of the attached Warrant with respect to ___ shares of Series A Preferred Stock.

         2. Please deliver to the custodian for the selling shareholders a stock certificate representing such ____________ shares.

         The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities law. The undersigned re-affirms the continued accuracy of the undersigned's representation and warranties set forth in Sections 3(b) and 3(c) of the Note Purchase and Sale Agreement dated as of April 30, 1996 and of Section 6 of the Warrant which is being exercised hereby.



                                        --------------------------------------
                                                       (Signature)


- ----------------------------------
               (Date)